UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

OXBRIDGE RE HOLDINGS LIMITED

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-36346	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Harbour Place, Ground Floor 103 South Church Street, P.O. Box 469 Grand Cayman, Cayman Islands	KY1-9006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 749-7570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting.

On May 6, 2014, pursuant to prior authorization by our Board of Directors, we approved the mandatory separation of the ordinary shares and the warrants to purchase ordinary shares underlying our units which currently trade on The NASDAQ Capital Market. In connection with the mandatory separation, we have provided notice to The NASDAQ Stock Market LLC of our intention to withdraw the listing of our units from the NASDAQ Global Market.

We requested that the ordinary shares and warrants begin trading separately on The NASDAQ Capital Market under the ticker symbols “OXBR” and “OXBRW,” respectively, on or about May 9, 2014. The units will continue to trade on the NASDAQ Global Market under the ticker symbol “OXBRU” until the close of the market immediately preceding that date.

Item 7.01 Regulation FD Disclosure.

On May 6, 2014, the Company issued a press release announcing the anticipated commencement of the separate trading of its ordinary shares and warrants on The NASDAQ Capital Market. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXBRIDGE RE HOLDINGS LIMITED

/s/ Wrendon Timothy
Date: May 6, 2014	Wrendon Timothy
Financial Controller and Secretary
(Principal Accounting Officer and
Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Oxbridge Re Holdings Limited dated May 6, 2014